Exhibit (j)(3)

EXECUTION VERSION
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June 2, 2014
HMS FUNDING I LLC,
as Pledgor
U.S. BANK NATIONAL ASSOCIATION,
as Secured Party
and
U.S. BANK NATIONAL ASSOCIATION,
as Securities Intermediary
SECURITIES ACCOUNT CONTROL AGREEMENT
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Exhibit (j)(3)

TABLE OF CONTENTS

-i-

Exhibit (j)(3)

SECURITIES ACCOUNT CONTROL AGREEMENT (this “Agreement”), dated as of June 2, 2014, among HMS FUNDING I LLC (the “Pledgor”) and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent on behalf of the Secured Parties (each as defined in the Loan Agreement referred to below) (in such capacity, the “Secured Party”) and as securities intermediary (in such capacity, the “Securities Intermediary”).
In consideration of the mutual agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
INTERPRETATION

Section 1.
a.Definitions. The terms defined in Section 13 will have the meanings therein specified for the purpose of this Agreement. In addition, all terms used herein which are defined in (i) the Loan Financing and Servicing Agreement, dated as of the date hereof, among the Pledgor, as borrower, the lenders party thereto from time to time, U.S. Bank National Association, as collateral agent and collateral custodian, and Deutsche Bank AG, New York Branch, as administrative agent, HMS Income Fund, Inc., as equityholder and as servicer (the “Loan Agreement”) or (ii) in Article 8 or Article 9 of the UCC and which are, in each case of the preceding clauses (i) and (ii), not otherwise defined herein are used herein as so defined.

b.Rules of Construction. Unless the context otherwise clearly requires: (i) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (ii) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (iii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (v) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (vi) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (vii) the words “herein,” “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (viii) all references herein to Sections shall be construed to refer to Sections of this Agreement.

ARTICLE II

APPOINTMENT OF SECURITIES INTERMEDIARY

Section 2. Each of the Pledgor and the Secured Party hereby appoints the Securities Intermediary as securities intermediary hereunder. The Securities Intermediary hereby accepts such appointment.

Exhibit (j)(3)

ARTICLE III

THE SECURED ACCOUNTS

Section 3.
(a)Establishment of Secured Accounts. The Securities Intermediary acknowledges and agrees that, at the direction and on behalf of the Secured Party, it has established and is maintaining on its books and records, in the name of the Pledgor, (i) the securities account designated as the “Interest Collection Account” with account number 172148-201, (ii) the securities account designated as the “Principal Collection Account” with account number 172148-202 and (iii) the securities account designated as the “Unfunded Exposure Account” with account number 172148-700 (such accounts, together with any sub-accounts, replacements thereof or substitutions therefor, the “Secured Accounts”).

(b)Status of Secured Accounts; Treatment of Property as Financial Assets; Relationship of Parties. The Securities Intermediary hereby agrees with the Pledgor and Secured Party that: (i) each Secured Account is a “securities account” (within the meaning of Section 8‑501(a) of the UCC) in respect of which the Securities Intermediary is a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC), (ii) each item of property (whether cash, a security, an instrument or any other property) credited to any Secured Account shall be treated as a “financial asset” (within the meaning of Section 8-102(a)(9) of the UCC), provided that nothing herein shall require the Securities Intermediary to credit to the Secured Accounts or to treat as a financial asset (within the meaning of Section 8-102(a)(9) of the UCC) any asset in the nature of a general intangible (as defined in Section 9-102(a)(42) of the UCC) or to “maintain” a sufficient quantity thereof (within the meaning of Section 8-504 of the UCC), and (iii) each Secured Account and any rights or proceeds derived therefrom are subject to a security interest in favor of the Secured Party arising under the Loan Agreement. The Pledgor and Secured Party hereby direct the Securities Intermediary, subject to the terms of this Agreement, to identify the Secured Party on its books and records as the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) with respect to each Secured Account and the property held therein and the Securities Intermediary agrees to do the same.

(c)Notwithstanding anything herein to the contrary, it is hereby expressly acknowledged that (a) interests in Collateral Obligations may be acquired by the Pledgor from time to time which are not evidenced by, or accompanied by delivery of, a security (as defined in Section 8-102 of the UCC) or an instrument (as defined in Section 9-102(a)(47) of the UCC), and may be evidenced solely by delivery to the Securities Intermediary of a facsimile copy of an assignment agreement (“Collateral Obligation Assignment Agreement”) in favor of the Pledgor as assignee, (b) any such Collateral Obligation Assignment Agreement (and the registration of the related Collateral Obligation on the books and records of the applicable obligor or bank agent) shall be registered in the name of the Pledgor, and (c) any duty on the part of the Securities Intermediary with respect to such Collateral Obligation (including in respect of any duty it might otherwise have to maintain a sufficient quantity of such Collateral Obligation for purposes of Section 8-504 of the UCC) shall be limited to the exercise of reasonable care by the Securities Intermediary in the physical custody of any such Collateral Obligation Assignment Agreement that may be delivered to it. It is acknowledged and agreed that the Securities Intermediary is not under a duty to examine Underlying Instruments to determine their validity

Exhibit (j)(3)

or sufficiency (and shall have no responsibility for the genuineness or completeness thereof), or for the Pledgor’s title to any related Collateral Obligation.

(d)The Securities Intermediary will, by book-entry notation, promptly credit to the applicable Secured Account all property to be credited thereto pursuant to the Loan Agreement.

(e)Form of Securities, Instruments, etc. All securities and other financial assets credited to any Secured Account that are in registered form or that are payable to or to the order of shall be (i) registered in the name of, or payable to or to the order of, the Securities Intermediary, (ii) indorsed to or to the order of the Securities Intermediary or in blank or (iii) credited to another securities account maintained in the name of the Securities Intermediary; and in no case will any financial asset credited to any Secured Account be registered in the name of, or payable to or to the order of, the Pledgor or any other person or indorsed to or to the order of the Pledgor or any other person, except to the extent the foregoing have been specially indorsed to or to the order of the Securities Intermediary or in blank.

(f)Securities Intermediary’s Jurisdiction. The Securities Intermediary agrees that, for the purposes of the UCC, its “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) shall be the State of New York.

(g)Conflicts with other Agreements. The Securities Intermediary agrees that, if there is any conflict between this Agreement (or any portion thereof) and any other agreement (whether now existing or hereafter entered into) relating to any Secured Account, the provisions of this Agreement shall prevail.

(h)No Other Agreements. The Securities Intermediary hereby confirms and agrees that:
\
(i)other than the Loan Agreement, there are no other agreements entered into between the Securities Intermediary and the Pledgor with respect to any Secured Account or any financial asset or security entitlement credited thereto;

(ii)other than the Loan Agreement, it has not entered into, and until the termination of this Agreement will not enter into, any other agreement with any other Person (including the Pledgor) relating to any Secured Account and/or any financial asset or security entitlement thereto (A) pursuant to which it has agreed or will agree to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other Person or (B) with respect to the creation or perfection of any other security interest in any Secured Account or any financial asset or security entitlement credited thereto; and

(iii)it has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Pledgor or the Secured Party purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 3(i).

(i)Transfer Orders, Standing Instructions.

Exhibit (j)(3)

(i)The Pledgor, the Secured Party and the Securities Intermediary each agree that if at any time a Responsible Officer of the Securities Intermediary shall receive an “entitlement order” (within the meaning of Section 8-102(a)(8) of the New York UCC) or any other order originated by the Secured Party and relating to any Secured Account or any financial assets or security entitlements credited thereto (collectively, a “Transfer Order”), the Securities Intermediary shall comply with such Transfer Order without further consent by the Pledgor or any other Person.

(ii)At any time prior to the delivery to and receipt by the Securities Intermediary of a Notice of Exclusive Control, the Securities Intermediary shall comply with each Transfer Order it receives from the Pledgor or the Servicer on its behalf without the further consent of the Secured Party or any other Person; provided that, in the event the Securities Intermediary receives conflicting instructions from the Secured Party and the Pledgor, the Securities Intermediary shall follow the instructions received from the Secured Party and not the instructions received from the Pledgor.

(iii)Upon the opening of business on the Business Day immediately following the Business Day on which a Notice of Exclusive Control is actually received by the Securities Intermediary in accordance with the notice requirements hereunder, and until such Notice of Exclusive Control is withdrawn or rescinded by the Secured Party in writing, the Securities Intermediary shall not comply with any Transfer Order it receives from the Pledgor and shall act solely upon Transfer Orders received from the Secured Party.

(iv)The Secured Party hereby agrees with the Pledgor that it shall not deliver a Notice of Exclusive Control except after the occurrence and during the continuation of an Event of Default and the Secured Party shall withdraw or rescind such Notice of Exclusive Control when such Event of Default has been waived, cured or is otherwise no longer continuing.

ARTICLE IV

THE SECURITIES INTERMEDIARY

Section 4.
(a)Performance of Duties. The Securities Intermediary may execute any of the powers hereunder or perform any of its duties hereunder directly or by or through agents, attorneys or employees. The Securities Intermediary shall be entitled to consult with counsel with a national reputation in the applicable matter selected with due care and to act in reliance upon the advice or written opinion of such counsel concerning matters pertaining to its duties hereunder, and shall not be liable for any action taken or omitted to be taken by it in good faith in reliance upon and in accordance with the advice or written opinion of such counsel. Except as expressly provided herein, the Securities Intermediary shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of the Secured Party.

Exhibit (j)(3)

(b)No Change to Secured Accounts. Without the prior written consent of the Pledgor and, so long as any Obligations remain unpaid, the Secured Party, the Securities Intermediary will not change the account number or designation of any Secured Account.

(c)Certain Information. The Securities Intermediary shall promptly notify the Pledgor and the Secured Party if a Responsible Officer of the Securities Intermediary with direct responsibility for administration of this Agreement has actual knowledge of or receives written notice that any Person asserts or seeks to assert a lien, encumbrance or adverse claim against any portion or all of the property credited to any Secured Account. The Securities Intermediary will send copies of all statements, confirmations and other correspondence relating to each Secured Account (and/or any financial assets credited thereto) simultaneously to the Pledgor and the Secured Party. The Securities Intermediary will furnish to the Secured Party and the Pledgor, upon written request, an account statement with respect to each Secured Account.

(d)Subordination. In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in any of the Secured Accounts, or any financial asset credited thereto, the Securities Intermediary hereby subordinates any such security interest therein to the security interest of the Secured Party in the Secured Accounts, in all property credited thereto and in all security entitlements with respect to such property. Without limitation of the foregoing, the Securities Intermediary hereby subordinates to such security interest of the Secured Party any and all statutory, regulatory, contractual or other rights now or hereafter existing in favor of the Securities Intermediary over or with respect to any Secured Account, all property credited thereto and all security entitlements to such property (including (i) any and all contractual rights of set-off, lien or compensation, (ii) any and all statutory or regulatory rights of pledge, lien, set-off or compensation, (iii) any and all statutory, regulatory, contractual or other rights to put on hold, block transfers from or fail to honor instructions of the Pledgor with respect to any Secured Account or (iv) any and all statutory or other rights to prohibit or otherwise limit the pledge, assignment, collateral assignment or granting of any type of security interest in any Secured Account), except the Securities Intermediary may set off (i) the face amount of any checks that have been credited to any Secured Account but are subsequently returned unpaid because of uncollected or insufficient funds and (ii) reversals or cancellations of payment orders and other electronic fund transfers.

(e)Limitation on Liability. The Securities Intermediary shall not have any duties or obligations except those expressly set forth herein and shall satisfy those duties expressly set forth herein so long as it acts without gross negligence, willful misconduct or bad faith. Without limiting the generality of the foregoing, the Securities Intermediary shall not be subject to any fiduciary duty or other implied duties, and the Securities Intermediary shall not have any duty to take any discretionary action or exercise any discretionary powers. None of the Securities Intermediary, any Affiliate of the Securities Intermediary, or any officer, agent, stockholder, partner, member, director or employee of the Securities Intermediary or any Affiliate of the Securities Intermediary shall have any liability, whether direct or indirect and whether in contract, tort or otherwise (i) for any action taken or omitted to be taken by any of them hereunder or in connection herewith unless such act or omission constituted gross negligence, willful misconduct, bad faith or reckless disregard of the Securities Intermediary’s obligations hereunder, or (ii) for any action taken or omitted to be taken by the Securities Intermediary in accordance with the terms hereof at the express direction of the Secured Party.

Exhibit (j)(3)

In addition, the Securities Intermediary shall have no liability for making any investment or reinvestment of any cash balance in any Secured Account, or holding amounts uninvested in such accounts, pursuant to the terms of this Agreement. The liabilities of the Securities Intermediary shall be limited to those expressly set forth in this Agreement (which shall not be construed to limit U.S. Bank National Association’s liability in any of its other capacities under the Transaction Documents). The Securities Intermediary shall not be liable for any action a Responsible Officer of the Securities Intermediary takes or omits to take in good faith that it reasonable believes to be authorized or within its rights or powers hereunder. The Securities Intermediary shall not be deemed to have notice or knowledge of any Event of Default unless a Responsible Officer of the Securities Intermediary has actual knowledge thereof or unless written notice thereof is received by a Responsible Officer of the Securities Intermediary. For the avoidance of doubt (but without limiting the obligations provided for hereunder), to the extent permitted by applicable law, the Securities Intermediary shall not be responsible for complying with Section 8-505(a) of the UCC. With the exception of this Agreement (and relevant terms used herein and expressly defined in the Loan Agreement), the Securities Intermediary (but, for the avoidance of doubt, not U.S. Bank National Association in any of its other capacities) is not responsible for or chargeable with knowledge of any terms or conditions contained in any agreement referred to herein, including, but not limited to, the Loan Agreement. The Securities Intermediary shall in no event be liable for the application or misapplication of funds by any other person, or for the acts or omissions of any other person (including, without limitation, those of the Pledgor). The Securities Intermediary shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document.

(f)Reliance. The Securities Intermediary shall be entitled to conclusively rely upon, and shall not incur any liability for relying upon, any notice, request, opinion, report, certificate, consent, statement, instrument, document or other writing including, but not limited to, an electronic mail communication delivered to the Securities Intermediary under or in connection with this Agreement and in good faith believed by it to be genuine and to have been signed or sent by the proper Person. The Securities Intermediary may consult with legal counsel, independent accountants and other experts with a national reputation in the applicable matter selected by it with due care, and shall not be liable for any action taken or not taken by the Securities Intermediary in good faith and in accordance with the advice of any such counsel, accountants or experts. If at any time the Securities Intermediary requests instruction with respect to any action or omission in connection with this Agreement, the Securities Intermediary shall be entitled (without incurring any liability therefor to any person) to refrain from taking such action and continue to refrain from acting unless and until the Securities Intermediary shall have received written instruction from the party from whom instruction was requested. The reliances, protections, indemnities and immunities afforded to the Collateral Custodian in the Loan Agreement shall be afforded to the Securities Intermediary as though fully set forth herein.

(g)Court Orders, etc. If at any time the Securities Intermediary is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects any Secured Account (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of any Secured Account or any financial asset in any Secured Account), the Securities Intermediary is authorized to take such action as legal counsel of its own choosing with a national reputation in the applicable matter advises appropriate to comply therewith;

Exhibit (j)(3)

(h) and if the Securities Intermediary complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Securities Intermediary will not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(i)Successor Securities Intermediary.

i.Merger. Any Person into whom the Securities Intermediary may be converted or merged, or with whom it may be consolidated, or to whom it may sell or transfer its trust or other business and assets as a whole or substantially as a whole, or any Person resulting from any such conversion, sale, merger, consolidation or transfer to which the Securities Intermediary is a party, shall (provided it is otherwise qualified to serve as the Securities Intermediary hereunder) be and become a successor Securities Intermediary hereunder and be vested with all of the powers, duties, immunities, privileges and other matters as was its predecessor without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

ii.Resignation. The Securities Intermediary and any successor thereto may at any time resign by giving forty-five (45) days’ written notice by registered, certified or express mail to the Secured Party and the Pledgor; provided that such resignation shall take effect only upon the effective date of the appointment of a successor Securities Intermediary acceptable to the Secured Party and the Pledgor, as evidenced by their written consent and the acceptance in writing by such successor Securities Intermediary of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof. Subject to the preceding sentence, if on the 45th day after written notice of resignation is delivered by a resigning party as described above no successor party or temporary successor Securities Intermediary has been appointed in accordance herewith, the resigning party may petition a court of competent jurisdiction in New York City for the appointment of a successor.

(j)Compensation and Reimbursement. Subject to Section 8.3 of the Loan Agreement, the Pledgor agrees: (i) to pay to the Securities Intermediary its fees for all services rendered by it hereunder as separately agreed to by the Pledgor and the Securities Intermediary; and (ii) without duplication of amounts payable under Section 5(b), to reimburse the Securities Intermediary upon its request for all reasonable and documented out-of-pocket expenses, disbursements and advances incurred or made by the Securities Intermediary in accordance with any provision of, or carrying out its duties and obligations under, this Agreement (including the reasonable compensation and fees and the reasonable and documented out-of-pocket expenses and disbursements of its agents and outside counsel).

(k)Securities Intermediary and its Affiliates. U.S. Bank National Association and any of its Affiliates providing services in connection with the transactions contemplated in the Transaction Documents shall have only the duties and responsibilities expressly provided in its various capacities and shall not, by virtue of it or any Affiliate acting in any other capacity be deemed to have duties or responsibilities other than as expressly provided with respect to each

Exhibit (j)(3)

such capacity. U.S. Bank National Association (or its Affiliates), in its various capacities in connection with the transactions contemplated in the Transaction Documents, including as Securities Intermediary, may enter into business transactions, including the acquisition of investment securities as contemplated by the Transaction Documents, from which it and/or such Affiliates may derive revenues and profits in addition to the fees stated in the various Transaction Documents, without any duty to account therefor.

(l)Force Majeure. In no event shall the Securities Intermediary be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Securities Intermediary shall use reasonable best efforts which are consistent with accepted practices in the banking industry to maintain performance and, if necessary, resume performance as soon as practicable under the circumstances.

(m)Perfection. The Securities Intermediary shall have no responsibility or liability for (i) preparing, recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times, (ii) the correctness of any such financing statement, continuation statement, document or instrument or other such notice, (iii) taking any action to perfect or maintain the perfection of any security interest granted to the Secured Party or otherwise, or (iv) the validity or perfection of any such lien or security interest.

(n)Facsimile and Electronic Transmissions. The Securities Intermediary agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, provided that any person providing such instructions or directions shall provide to the Securities Intermediary an incumbency certificate listing such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Pledgor elects to give the Securities Intermediary e-mail or facsimile instructions (or instructions by a similar electronic method), the Securities Intermediary’s understanding of such instructions shall be deemed controlling. The Securities Intermediary shall not be liable for any losses, costs or expenses arising directly or indirectly from the Securities Intermediary’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Pledgor agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Securities Intermediary, including, without limitation, the risk of the Securities Intermediary acting on unauthorized instructions, and the risk of interception and misuse by third parties.

ARTICLE V

INDEMNITY; LIMITATION ON DAMAGES; EXPENSES; FEES

Section 5.

(a)	Indemnity.
(i)Subject to Section 5(a)(ii), the Pledgor hereby indemnifies and holds harmless the Securities Intermediary, its Affiliates and their respective

Exhibit (j)(3)

officers, directors, employees, representatives and agents (collectively referred to for the purposes of this Section 5(a) only as the Securities Intermediary), against any loss, claim, damage, costs, expense or liability (including the costs and expenses of defending against any claim of liability), or any action in respect thereof, to which the Securities Intermediary may become subject, whether commenced or threatened, insofar as such loss, claim, damage, expense, liability or action arises out of or is based upon the execution, delivery or performance of this Agreement, but excluding any such loss, claim, damage, expense, liability or action arising out of the bad faith, gross negligence or willful misconduct of or reckless disregard of its obligations hereunder by the Securities Intermediary, and shall reimburse the Securities Intermediary promptly upon demand for any reasonable and documented out-of-pocket legal or other expenses reasonably incurred by the Securities Intermediary in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, expense, liability or action as such expenses are incurred. No provision of this Agreement shall require the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The obligations of the Pledgor under this clause (a) are referred to as the “Securities Intermediary Indemnity”. The provisions of this section will survive the termination of this Agreement and the resignation or removal of the Securities Intermediary.

(ii)The obligation of the Pledgor to pay any amounts in respect of the Securities Intermediary Indemnity shall be subject to the priority of payments set forth in Section 8.3 of the Loan Agreement and shall survive the termination of this Agreement and the resignation or removal of the Securities Intermediary and the Securities Intermediary shall be considered the Collateral Custodian for such purposes.

(b)Expenses and Fees. The Pledgor shall be responsible for, and hereby agrees to pay, all reasonable and documented out-of-pocket costs and expenses incurred by the Securities Intermediary in connection with the establishment and maintenance of each Secured Account, including the Securities Intermediary’s customary fees and expenses, any reasonable and documented out-of-pocket costs or expenses incurred by the Securities Intermediary as a result of conflicting claims or notices involving the parties hereto, including the reasonable fees and expenses of its external legal counsel, and all other reasonable costs and expenses incurred in connection with the execution, administration or enforcement of this Agreement, including reasonable fees and costs of its external legal counsel, whether or not such enforcement includes the filing of a lawsuit, in each case except any expenses as may be attributable to gross negligence, bad faith or willful misconduct on the part of the Securities Intermediary. Notwithstanding anything to the contrary provided herein, all amounts payable by the Pledgor to the Securities Intermediary under this Agreement shall be payable only in accordance with, and subject to, Section 8.3 of the Loan Agreement and the Securities Intermediary shall be considered the Collateral Custodian for such purposes.

(c)No Consequential Damages. Notwithstanding anything in this Agreement to the contrary, in no event shall the Pledgor, the Secured Party or the

Exhibit (j)(3)

(d)Securities Intermediary be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Pledgor, the Secured Party or the Securities Intermediary has been advised of the likelihood of such loss or damage and regardless of the form of action; provided that this sentence shall in no way limit or vitiate the Securities Intermediary Indemnity obligations of the Pledgor hereunder with respect to a claim for special, indirect, exemplary, consequential, or punitive damages (including any loss of profits, business or anticipated savings) against the Securities Intermediary (as such term is used in Section 5(a)) which is brought by a Person not party hereto.

ARTICLE VI

REPRESENTATIONS AND AGREEMENTS

Section 6. The Securities Intermediary represents to and agrees with the Pledgor and the Secured Party that:

(a)Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

(b)Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance; and this Agreement has been, and each other such document will be, duly executed and delivered by it.

(c)Obligations Binding. Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(d)Waiver of Setoffs. The Securities Intermediary hereby expressly waives any and all rights of setoff that such party may otherwise at any time have under Applicable Law with respect to any Secured Account except as set forth in Section 4(d).

(e)Ordinary Course. The Securities Intermediary, in the ordinary course of its business, maintains securities accounts for others and is acting in such capacity in respect of any Secured Account.

(f)Comply with Duties. The Securities Intermediary will comply at all times with the duties of a “securities intermediary” under Article 8 of the UCC.

(g)Participant of the Federal Reserve Bank of New York. The Securities Intermediary is a member of the Federal Reserve System.

(h)Consents. All governmental and other consents that are required to have been obtained by the Secured Party with respect to the execution, delivery and performance by

Exhibit (j)(3)

the Secured Party of this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

ARTICLE VII

ADVERSE CLAIMS

Section 7. Except for the claims and interest set forth in this Agreement, no Responsible Officer of the Securities Intermediary actually knows of any claim to, or interest in, any Secured Account or in any “financial asset” (as defined in Section 8-102(a) of the UCC) credited thereto. If a Responsible Officer of the Securities Intermediary has actual knowledge of or receives written notice that any Person asserts or seeks to assert a lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Secured Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Pledgor thereof (and the Pledgor shall promptly notify the Secured Party thereof).

ARTICLE VIII

TRANSFER

Section 8. Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by any party without the prior written consent of each other party. Any purported transfer that is not in compliance with this Section 8 will be void.

ARTICLE IX

TERMINATION

Section 9. The rights and powers granted herein to the Secured Party have been granted in order to perfect its security interest in each Secured Account and the financial assets credited thereto, are powers coupled with an interest and will be affected neither by the bankruptcy of the Pledgor nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the earlier of (a) that date upon which the security interest of the Secured Party in each Secured Account has been terminated, and (b) that date on which the Secured Party releases or terminates its security interest in each Secured Account.

ARTICLE X

MISCELLANEOUS

Section 10.
(a)Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

Exhibit (j)(3)

(b)Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission or e-mail correspondence), executed by each of the parties hereto.

(c)Survival. All representations and warranties made in this Agreement or in any certificate or other document delivered pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty. In addition, the rights of the Securities Intermediary under Sections 4 and 5, and the obligations of the Pledgor under Section 5, shall survive the termination of this Agreement.

(d)Benefit of Agreement. Subject to Section 8, this Agreement shall be binding upon and inure to the benefit of the Pledgor, the Secured Party and the Securities Intermediary and their respective successors and permitted assigns. The Securities Intermediary acknowledges and consents to the assignment of this Agreement by the Pledgor to the Secured Party for the benefit of the Secured Parties under the Loan Agreement.

(e)Counterparts. This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission and e-mail correspondence), each of which will be deemed an original.

(f)No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g)Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

(h)Severability. If any provision of this Agreement, or the application thereof to any party or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any jurisdiction), the remaining terms of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms of this Agreement so long as this Agreement, as so modified, continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Agreement will not substantially impair the respective expectations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

(i)No Agency. Notwithstanding anything that may be construed to the contrary, it is understood and agreed that the Securities Intermediary is not, nor shall it be considered to be, an agent, of the Secured Party. In addition, the Securities Intermediary shall not act or represent itself, directly or by implication, as an agent of the Secured Party or in any

Exhibit (j)(3)

manner assume or create any obligation whatsoever on behalf of, or in the name of, the Secured Party.

(j)Payments by Pledgor. Any amounts required to be paid pursuant to this Agreement by the Pledgor shall be paid or caused to be paid by the Pledgor to the applicable Person on the Distribution Date following such Person’s demand therefor in accordance with Section 8.3 of the Loan Agreement, provided that such demand is made no later than two (2) Business Days prior to the applicable Distribution Date, and the Securities Intermediary shall be considered the Collateral Custodian for such purposes.

(k)Taxes. For all U.S. federal tax reporting purposes, all income earned on the funds invested and allocable to the Secured Accounts is legally owned by the Pledgor (and beneficially owned by such Pledgor or the Equityholder or owners of such entity as documented in the IRS forms and other documentation described below). The Pledgor has provided to U.S. Bank National Association, in its capacity as Securities Intermediary an IRS Form W‑9 or appropriate IRS Form W-8 no later than the date hereof, and will provide any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by applicable law or upon the reasonable request of the Securities Intermediary as may be necessary (i) to reduce or eliminate the imposition of U.S. withholding taxes and (ii) to permit the Securities Intermediary to fulfill its tax reporting obligations under applicable law with respect to the Secured Accounts or any amounts paid to Company. The Pledgor is further required to report to the Securities Intermediary comparable information upon any change in the legal or beneficial ownership of the income allocable to the Secured Accounts. U.S. Bank National Association, both in its individual capacity and in its capacity as Securities Intermediary, shall have no liability to Pledgor or any other person in connection with any tax withholding amounts paid, or retained for payment, to a governmental authority from the Secured Accounts arising from the Pledgor’s failure to timely provide an accurate, correct and complete IRS Form W-9, an appropriate IRS Form W-8 or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Secured Accounts absent the Securities Intermediary having first received (i) instructions with respect to the investment of such funds, and (ii) the forms and other documentation required by this paragraph.

ARTICLE XI

NOTICES

Section 11. (a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth in Section 17.3 of the Loan Agreement.

(b) Change of Addresses. Any party hereto may by written notice to each other party hereto, change the address or facsimile number at which notices or other communications are to be given to it hereunder.

ARTICLE XII

GOVERNING LAW AND JURISDICTION

Exhibit (j)(3)

Section 12.     (a) Governing Law. This Agreement, each Secured Account and any matter arising among the parties under or in connection with this Agreement or any Secured Account, will be governed by and construed in accordance with the laws of the State of New York.

(b) Jurisdiction. Each party hereto hereby irrevocably submits to the non‑exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction Documents (each, a “Proceeding”), and each party hereto hereby irrevocably agrees that all claims in respect of such Proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of any such Proceeding. The parties hereto agree that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Waiver of Jury Trial Right. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING. Each party hereby (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that any other party would not, in the event of a Proceeding, seek to enforce the foregoing waiver, and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 12(c).

ARTICLE XIII

DEFINITIONS

Section 13. As used in this Agreement:

“Agreement” has the meaning specified in the Recitals.
“consent” includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.
“law” means any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.
“Loan Agreement” has the meaning specified in Section 1(a).
“Notice of Exclusive Control” means a notice delivered to and received by the Securities Intermediary by the Secured Party in accordance with Section 11(a) stating that the Secured Party is exercising exclusive control over the Secured Accounts.

Exhibit (j)(3)

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.
“Pledgor” has the meaning specified in the Recitals.
“Proceeding” has the meaning specified in Section 12(b).
“Responsible Officer” means any officer within the corporate trust office of the Securities Intermediary, including any director, vice president, assistant vice president or associate, having direct responsibility, for the administration of this Agreement, who at the time shall be such officers, respectively, or to whom any matter is referred because of his or her knowledge of and familiarity with the particular subject.
“Secured Accounts” has the meaning specified in Section 3(a).
“Secured Party” has the meaning specified in the Recitals.
“Securities Intermediary” has the meaning specified in the Recitals.
“Securities Intermediary Indemnity” has the meaning specified in Section 5(a).
“UCC” means the Uniform Commercial Code as in effect in the State of New York.

ARTICLE XIV

LIMITED RECOURSE; NO BANKRUPTCY PETITION

Section 14. The obligations of the Pledgor are solely corporate obligations of the Pledgor and no action shall be taken against the members or officers of the Pledgor in connection with such obligations. The parties hereto agree that they shall not institute against, or join any other Person in instituting against the Pledgor, any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy laws or any similar laws until at least one year and one day after payment in full of the Advances. This Section 14 shall survive the expiration or termination of this Agreement.

Exhibit (j)(3)

IN WITNESS WHEREOF the parties have executed this Agreement on the date first set forth above with effect from such date.
Pledgor:

HMS FUNDING I LLC,
as Pledgor

By: HMS Income Fund, Inc., its designated manager

By: /s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Financial Officer

Signature Page to the Securities Account Control Agreement

Exhibit (j)(3)

Secured Party:
U.S. BANK NATIONAL ASSOCIATION,
as Secured Party
By: /s/ Maria D. Calzado
Name: Maria D. Calzado
Title: Vice President

Signature Page to the Securities Account Control Agreement

Exhibit (j)(3)

Securities Intermediary:
U.S. BANK NATIONAL ASSOCIATION,
as Securities Intermediary
By: /s/ Maria D. Calzado
Name: Maria D. Calzado
Title: Vice President

Signature Page to the Securities Account Control Agreement